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                                                                   EXHIBIT 10.24



                                PROMISSORY NOTE





$932,910.00                                    Dated:  December 19, 1994
                                       Effective Date: December 19, 1994



FOR VALUE RECEIVED, the undersigned, promises to pay to PHOENIX INTERNATIONAL LTD., INC., or order, in the manner hereinafter specified, the principal sum of NINE HUNDRED THIRTY TWO THOUSAND NINE HUNDRED TEN AND 00/100 ($932,910.00) with interest from date at the rate of 7.92% on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America, c/o Phoenix International Ltd., Inc., 900 Winderley Place,, Suite 140, Maitland, FL 32751, or, such other place as the payee may designate in writing, on the date and in the manner following:


    Principal and accrued interest shall be due and payable on the last business day prior to any public offering of the capital stock of Phoenix International Ltd., Inc.


     This note shall be construed and enforced according to the laws of the State of Florida.

     If default is made in the payment of any of the sums or interest mentioned herein or in the performance of any of the agreement contained therein, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, TIME BEING OF THE ESSENCE; and said principal sum and accrued interest shall both bear interest from such time until paid at the highest rate allowable under the laws of the State of Florida. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     Maker may at any time prepay in whole or in part without penalty the indebtedness represented by this promissory note. The maker's obligations pursuant to this Promissory Note may not be assigned to any third person.

     Maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if after maturity of this note or default hereunder, counsel shall be employed to collect this note. In the event suit in instituted to enforce the collection of this note, the maker herein agrees to submit himself to the jurisdiction of the courts of the State of Florida and agrees that said courts are suitable, convenient, just and equitable forum for the prosecution of said suit.




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     Whenever, used herein, the terms "holder," "maker," and "payee" shall be construed in the singular or plural as the context may require or admit.

      The Promissory Note is without recourse to any assets of the maker.

                                        MAKER:

                                        YUSEFZDEH FAMILY LIMITED PARTNERSHIP


                                        By:   /s/ Bahram Yusefzadeh
                                            ----------------------------
                                              Bahram Yusefzadeh
                                              General Partner